Exhibit 5.1

Kenneth J. Rollins

T: +1 858 550 6136

krollins@cooley.com

April 20, 2023

ARS Pharmaceuticals, Inc.

11682 El Camino Real, Suite 120

San Diego, CA 92130

Re:         ARS Pharmaceuticals, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ARS Pharmaceuticals, Inc. (f/k/a Silverback Therapeutics, Inc.), a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including the prospectus included in the Registration Statement (the “Prospectus”), covering the registration for resale of up to 64,779,432 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 57,229,022 shares (the “Merger Shares”) of currently outstanding Common Stock issued to certain securityholders of ARS Pharmaceuticals, Inc. (currently known as ARS Pharmaceuticals Operations, Inc.)(the “Target”) pursuant to the Agreement and Plan of Merger by and among Silverback Therapeutics, Inc., Sabre Merger Sub, Inc. and the Target, dated as of July 21, 2022, as amended on August 11, 2022 and October 25, 2022 (“Merger Agreement”); and (ii) 7,550,410 shares (together with the Merger Shares, the “Shares”) of currently outstanding Common Stock issued (a) to certain investors prior to the Company’s initial public offering pursuant to certain stock purchase agreement (the “Common Agreements”) and (b) to certain investors in connection with the Company’s initial public offering upon the conversion of convertible preferred stock of the Company initially issued to those investors prior to the Company’s initial public offering pursuant to certain stock purchase agreements (together with the Common Agreements, the “Purchase Agreements”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as currently in effect, (c) the Merger Agreement, (d) the Purchase Agreements and (e) originals, or copies certified to our satisfaction, of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

April 20, 2023

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely,

COOLEY LLP

By:	/s/ Kenneth J. Rollins
Kenneth J. Rollins

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com